Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6108 Fax 913 696 6116 News Release

Yellow Corporation Provides Quarter-To-Date Operating Data for Second Quarter 2021

OVERLAND PARK, Kan., June 10, 2021 — Yellow Corporation (NASDAQ: YELL) reported certain operating metrics for the first two months of second quarter 2021.

For Yellow less-than-truckload (LTL), the percent change 2021 from 2020:

	Shipments per Workday	Weight per Shipment	Tonnage per Workday	Revenue per Hundredweight (a)	Revenue per Shipment (a)
April	21.4%	1.8%	23.7%	11.8%	13.9%
May	8.3%	0.5%	8.9%	16.7%	17.3%
QTD	14.7%	1.2%	16.0%	14.2%	15.6%
(a)	Includes fuel surcharge

About Yellow Corporation

Yellow Corporation has one of the largest, most comprehensive logistics and less-than-truckload (LTL) networks in North America with local, regional, national, and international capabilities. Through its teams of experienced service professionals, Yellow Corporation offers industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial, and retail goods with confidence. Yellow Corporation, headquartered in Overland Park, Kan., is the holding company for a portfolio of LTL brands including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company HNRY Logistics.

Please visit our website at www.myyellow.com for more information.

Investor Contact: Tony Carreño

913-696-6108

investor@myyellow.com

Media Contact:    Mike Kelley

913-696-6121

mike.kelley@myyellow.com

Heather Nauert

heather.nauert@myyellow.com